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                                                                      EXHIBIT 11

             SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
            THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     THREE MONTHS ENDED      NINE MONTHS ENDED
                                                       SEPTEMBER 30,           SEPTEMBER 30,
                                                     ------------------      ------------------
                                                      1998       1997         1998       1997
                                                     -------    -------      -------    -------
Basic earnings per share(1):
     Net income per common share...................  $  0.08    $  0.06      $  0.41    $  0.34
                                                     =======    =======      =======    =======
     Weighted average number of shares
       outstanding.................................   41,186     38,629       40,958     38,326
                                                     =======    =======      =======    =======
Diluted earnings per share(1):
     Net income per common share...................  $  0.08    $  0.06      $  0.40    $  0.32
                                                     =======    =======      =======    =======
Shares:
     Weighted average number of shares
       outstanding.................................   41,186     38,629       40,958     38,326
     Effect of dilutive options....................      615      1,819        1,049      2,396
                                                     -------    -------      -------    -------
Adjusted weighted average number of shares
  outstanding......................................   41,801     40,448       42,007     40,722
                                                     =======    =======      =======    =======

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(1) Results for all periods prior to March 26, 1998 and July 15, 1997, respectively, have been restated for the acquisitions of Intrusion Detection Inc. and DynaSoft AB, respectively, which acquisitions have been accounted for as poolings of interests.